SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 24, 2006

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          Virginia                  000-23847                  54-1873994
(State or other jurisdiction of    (Commission               (I.R.S. Employer
 incorporation or organization)    File Number)              Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated January 24, 2006.


Item 12.    Results of Operations and Financial Condition.

         On January 24, 2006, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended December 31, 2005. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 SHORE FINANCIAL CORPORATION


                               By: /s/  Steven M. Belote
                                  --------------------------
                                    Steven M. Belote
                                    Vice President and Chief Financial Officer


January 25, 2006

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, January 24, 2006

           Shore Financial Corporation Announces 21% Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $730,400, or $0.35 per diluted share, for the three months ended December 31, 2005, representing a 21.2% increase over earnings of $602,700, or $0.29 per diluted share, for the same period of 2004. Earnings for the year ended December 31, 2005 increased 13.7% to $2.68 million, or $1.27 per diluted share, compared to $2.35 million, or $1.12 per diluted share, for the 2004 year end period.

         Noninterest income drove earnings growth during the year with increases of 22.9% and 23.9% for the quarter and twelve months ended December 2005. Noninterest income for the December 2005 quarter was $620,700, compared to $505,100 for the December 2004 quarter end, while noninterest income for the year ended December 31, 2005 was $2.38 million, compared to $1.92 million for the same period a year ago. The company's noninterest income benefited from the bank's mortgage banking and investment subsidiary operations, gains on sales of securities, a gain on the sale of real estate and increases in deposits fees. The bank's mortgage operation contributed $173,400 in fees during 2005, compared to $9,300 for 2004, while the bank's investment subsidiary earned commissions of $172,100 during 2005, compared to $119,400 for 2004. Gains on sales of securities positively impacted 2005 year end earnings by $166,400, compared to net gains of $148,100 during 2004.

         Increases in the company's net interest income also contributed to earnings growth during the year, primarily resulting from 16.4 % growth in average loans and an increase in the company's net interest margin to 3.75%. Net interest income increased by 7.9% to $2.17 million and 13.7% to $8.44 million for the three and twelve month periods ended December 31, 2005, respectively, as compared to the same periods of 2004. Total loans averaged $186.4 million during the year ended December 31, 2005, compared to $160.2 million for the 2004 year end period. The commercial and residential real estate loan portfolios continued to drive loan growth with increases in average balances of 20.2% and 17.1%, respectively. The company's total assets at the end of the year were $247.3 million, compared to $237.7 million at December 2004. Deposit balances ended the year at $188.8 million, compared to $192.7 million at December 31, 2004. The company continues to experience double-digit growth in noninterest-bearing deposits which increased 17.3% since December 2004, while lower-costing interest-bearing transaction accounts and time deposits declined 5.4% and 4.4%, respectively, during the period.

         During the quarters ended December 2005 and 2004, the bank contributed $29,300 and $104,700, respectively, to the allowance for loan loss, while for the years then ended, the bank contributed $448,000 and $418,800, respectively. Of the amount contributed during 2005, $172,300 represents a collection the bank made on a loan that had been previously written off.

         Noninterest expense for the December 2005 quarter and twelve month periods ended were $1.72 million and $6.67 million, respectively, as compared to $1.60 million and $5.56 million during the same periods of 2004. The increase primarily reflects costs associated with opening the company's new operations facility in August 2004, computer upgrades, increases in employee compensation and benefits expense and additional professional fees, primarily resulting from costs associated with meeting the requirements of Sarbanes-Oxley. The company incurred these infrastructure expenditures to support continued asset growth and to improve the company's operations.

     Scott C. Harvard, President and CEO, stated, "We are extremely pleased with the 13.7% year over year earnings increase. 2005 was a challenging year for our banking company. Rising short term interest rates caused a flattening of the yield curve along with a slow down in real estate loan activity, clearly adding to the pressures of managing the interest margin. In addition, the earnings growth came while the company was absorbing the costs associated with a new headquarters facility, a new era of expanded regulatory costs, and the expansion of our investment subsidiary, Shore Investments."

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full-service banking facilities, nineteen ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418 (757) 787-1335 lbadger@shorebank.com



Financial Highlights:

                                          Three Months Ended December 31,                  Years Ended December 31,
                                     -------------------------------------------  -------------------------------------------
                                            2005                   2004                  2005                   2004
                                     --------------------  ---------------------  --------------------  ---------------------

OPERATIONS:

Net Interest Income                           $2,171,600             $2,013,600            $8,436,500             $7,422,300

Noninterest Income                               620,700                505,100             2,379,400              1,919,800

Loan Loss Provision                               29,300                104,700               275,700                418,800

Noninterest Expense                            1,715,600              1,595,900             6,672,100              5,559,800

Income Tax Expense                               317,000                215,400             1,192,800              1,010,700

Net Income                                       730,400                602,700             2,675,300              2,352,800


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                       2,074,207              2,063,284             2,074,207              2,063,284

Weighted Avg Shares-Basic                      2,073,800              2,062,900             2,070,900              2,062,400

Weighted Avg Shares-Diluted                    2,101,800              2,099,700             2,101,100              2,096,200

Basic Earnings Per Share                           $0.35                  $0.29                 $1.29                  $1.14

Diluted Earnings Per Share                         $0.35                  $0.29                 $1.27                  $1.12

Total Assets                                 247,292,900            237,688,500           247,292,900            237,688,500

Gross Loans                                  195,421,200            178,399,700           195,421,200            178,399,700

Deposits                                     188,843,700            192,737,100           188,843,700            192,737,100

Total Equity                                  23,637,900             21,959,000            23,637,900             21,959,000

Average Assets                               245,447,000            230,752,000           244,268,000            217,369,000

Average Equity                                23,383,000             21,808,000            22,792,000             21,369,000

Net Interest Margin                                3.73%                  3.72%                 3.75%                  3.72%

Return on Average Assets                           1.19%                  1.04%                 1.10%                  1.08%

Return on Average Equity                          12.49%                 11.05%                11.74%                 11.01%

Efficiency Ratio                                  61.33%                 60.75%                63.54%                 59.47%

